UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2023

KEARNY FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37399	30-0870244
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KRNY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2023, the Board of Directors of Kearny Financial Corp. (the “Company”) approved amendments to the Company’s Bylaws to update, clarify and simplify various provisions. The changes to the Bylaws include:

•	Changes to Article I, Section 6(a) and (b), to remove stockholder notice language that was applicable to only to the first annual meeting of stockholders of the Company;

•	Changes to Article I, Section 6(b) and (c) to update these sections of the Bylaws to address the Securities and Exchange Commission’s rules related to universal proxies; and

•	Changes to Article II, Section 12(a) to update director qualifications to expand the pool of potential directors while maintaining an efficient and effective director election process.

The foregoing description of the amendments to the Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No. Description

3.2 104	Amended and Restated Bylaws of Kearny Financial Corp. Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.
DATE: August 16, 2023	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer